As filed with the Securities and
Exchange Commission on February 10, 1999                  Reg. No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ____________________________


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              MARK SOLUTIONS, INC.
                              ---------------------
             (Exact name of Registrant as specified in its charter)

      Delaware                                             11-2864481
   -------------                                        --------------------
(State or other jurisdiction                             (IRS Employer
of incorporation or organization)                       Identification No.)

                            Parkway Technical Center
                                1515 Broad Street
                          Bloomfield, New Jersey 07003
                          -----------------------------
                (Address of principal offices including zip code)


                   1999 Consultant Stock Grant and Option Plan
                         1999 Director Stock Option Plan
               Stock Option Grants Pursuant to Written Agreements
               --------------------------------------------------
                              (Full Title of Plans)

                             Carl Coppola, President
                              Mark Solutions, Inc.
                                1515 Broad Street
                          Bloomfield, New Jersey 07003
                          -----------------------------
                     (Name and Address of agent for service)

                                 (973) 893-0500
                                 --------------
          (Telephone number including area code for agent for service)


                         CALCULATION OF REGISTRATION FEE
===============================================================================
Title of Each    Amount to be   Proposed Maximum   Proposed Maximum  Amount of
Class of         Registered(1)   Offering Price        Aggregate    Registration
Securities to                      Per Share (2)                      Fee (1)
be Registered
-------------------------------------------------------------------------------
Offering Price (2)
-------------------------------------------------------------------------------
Common Stock,
$.01 par value     5,520,000    $ 0.96875            $5,347,500      $ 1,620.29
===============================================================================
(1) Also registered hereby pursuant to Rule 416 are such additional indeterminate shares of Common Stock or other securities as may become issuable by reason of stock splits or other adjustments pursuant to antidilution provisions of the 1999 Consultant Stock Grant and Option Plan, 1999 Directors Stock Option Plan and Stock Option Grants Pursuant to Written Agreements. (2) Estimated solely for purposes of calculating registration fee pursuant to Rule 457 based upon the last sales price as reported on Nasdaq within the prior five days.



                         Exhibit Index Appears on Page 8

                              MARK SOLUTIONS, INC.

                         Form S-8 Registration Statement
                                       For
                   1999 Consultant Stock Grant and Option Plan
                         1999 Director Stock Option Plan
                  Option Grants Pursuant to Written Agreements
                     ---------------------------------------

                                     PART I.
                Information Required in Section 10(a) Prospectus

     This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering 5,520,000 shares of common stock, $.01 par value, ("Common Stock") of the Registrant in connection with its (i) 1999 Consultant Stock Grant and Option Plan (the "Consultant Plan"), (ii) 1999 Director Stock Option Plan (the "Director Plan") and (iii) Option Grants Pursuant to Written Agreements (the "Option Grants"). Collectively the Consultant Plan, Director Plan and Option Grants are referred to as the "Plans").

     Information required by Part I (Items 1 and 2) is included in documents given or to be given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


                                    PART II.
                 Information Required in Registration Statement


Item 3- Incorporation of Documents by Reference.

     The  following   documents  are   incorporated   by  reference   into  this
Registration Statement, and are made a part hereof:

(a) The Registrant's Annual Report on Form 10-K/A2, containing audited financial statements, for the fiscal year ended June 30, 1998.

(b) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1998.

(c) The Registrant's Current Report on Form 8-K- Event Date January 29, 1999.

(d) All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

(e) The description of securities of the Registrant offered hereunder contained in Registrant's Registration Statement on Form S-1 declared effective by the Commission on December 30, 1998 (Commission File Number 333-62513).


Item 4- Description of Securities.

     Not applicable.


Item 5- Interests of Named Experts and Counsel.

     Timothy J. McCartney, Esq., legal counsel to the Registrant, is rendering the opinion regarding the legality of the securities offered pursuant this Registration Statement. Mr. McCartney has been granted options to purchase up to 50,000 shares of the Registrant's Common Stock and such shares are being registered under this Registrant Statement.


Item 6- Indemnification of Officers and Directors.

          Reference is made to Article Seven of the Certificate of Incorporation of the Registrant and Section 145 of the Delaware General Corporation Law.

     Article Seven of the Certificate of Incorporation of the Registrant provides for indemnification to the full extent permitted by Delaware law of all persons whom it shall have the power to indemnify thereunder. Section 145 of the General Corporation Law of the State of Delaware ("GCL") contains provisions entitling directors and officers of the Registrant to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of being or having been a director or officer of the Registrant provided said officers or directors acted in good faith. GCL
Section 145 provides broad powers of indemnification of directors and officers by their corporation. For example, the board of directors, the shareholders, or independent legal counsel in some circumstances may authorize the corporation to indemnify any officer or director again expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonable incurred by him in connection with any "threatened, pending or completed action, suit or proceeding other than an action by or in the right of the corporation, whether civil, criminal, administrative or investigative - by reason of the fact that he is or was a director or officer of the corporation, if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful". With respect to any threatened, pending or completed action or suit by or in the right of a Delaware corporation, the corporation may in like manner indemnify any officer or director against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such personal shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, but only if and to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Should a director or officer defend litigation arising out of his office and be successful on the merits or otherwise in defense of the action, GCL
Section 145 provides that such officer or director shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Finally, a corporation organized under the GCL shall have power to purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as an officer or a director, whether or not the corporation would have the power to indemnify him against such liability under the before described provisions of Section 145 of the GCL.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers, or persons controlling the Registrant, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Registrant has obtained insurance to protect its directors and officers against certain liabilities under a directors and officers policy providing customary coverage.




Item 7- Exemption From Registration Claimed.

     Not applicable.


Item 8- Exhibits.

Reference is made to the Exhibit Index which is included on page 8 of this Registration Statement.


Item 9- Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered herein, and shall treat the offering of such securities at that time as the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 6 hereof or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bloomfield, State of New Jersey on February 8, 1999.



                                               MARK SOLUTIONS, INC.


                                              By: /s/ Carl Coppola
                                                   ---------------------
                                                     Carl Coppola, President and
                                                     Chief Executive Officer

                                                  /s/ Michael Nafash
                                                  --------------------
                                                      Michael Nafash,
                                                      Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                  Title                         Date
---------                  -----                         ----


/s/ Carl Coppola           President, Chief                  February 8, 1999
----------------------     Executive Officer
(Carl Coppola)               and Director

/s/ Michael Nafash         Chief Financial                   February 8, 1999
----------------------     Officer and Director
(Michael Nafash)

/s/ Richard Branca         Director                          February 8, 1999
----------------------
(Richard Branca)

/s/ Yitz Grossman          Director                          February 8, 1999
----------------------
(Yitz Grossman)

/s/ Ronald E. Olszowy      Director                          February 8, 1999
----------------------
(Ronald E. Olszowy)

/s/ William Westerhoff     Director                          February 8, 1999
----------------------
(William Westerhoff)

                                  EXHIBIT INDEX
                                  -------------

        Exhibit numbers are in accordance with the Exhibit Table in Item
                             601 of Regulation S-K.


Exhibit
Number                 Description
------                 -----------

  4.1                   Mark Solutions, Inc. 1999 Consultant Stock
                        Grant and Option Plan

  4.2                   Mark Solutions, Inc. 1999 Director Stock
                        Option Plan

  4.3                   Form of Stock Option Grant Agreement

  5.1                   Opinion of Timothy J. McCartney, Esq.
                        re: legality

  23.1                  Consent of Holtz Rubenstein & Co., LLP

  23.2                  Consent of Timothy J. McCartney, Esq.
                        (included in Exhibit 5.1)